Exhibit 99.1

NGN Capital's Managing General Partner Georg Nebgen Joins Javelin Pharmaceuticals Board of Directors

CAMBRIDGE, Mass., Dec 11, 2006 (BUSINESS WIRE) -- Javelin Pharmaceuticals, Inc. (Amex: JAV) today announced that NGN Capital's co-founder, Georg Nebgen, Ph.D., was unanimously elected to the Board of Directors. Venture capitalist Peter Morgan Kash has stepped down from the board and will continue to serve with the Company under contract.

Dr. Nebgen is a Managing General Partner and co-founder of NGN Capital, the lead investor in Javelin's $32 million series D financing raised in November, 2005. Dr. Nebgen brings extensive U.S. and European pharmaceutical sales, development and financial expertise to Javelin.

"Dr. Nebgen has, through his close knowledge and relationships with investors, companies and consultants, already benefited Javelin while previously serving as a Board observer," said Douglas G. Watson, Chairman of Javelin. Dr. Daniel Carr, Javelin's CEO and CMO added, "I am now delighted to welcome Georg to full Board membership so that Javelin may draw more closely upon his expertise in pharmaceutical marketing, sales and reimbursement in Europe and the U.S. His counsel will be especially valuable as we progress towards the launch of our lead product Dyloject(TM) initially in Europe. At the same time, we thank Peter Kash for his service on the Board and look forward to his ongoing contributions to the company."

Peter Kash stated, "Since co-founding Javelin in 1998, and having served as its Vice Chairman, I am more excited than ever about Javelin's future. Now that our three late-stage products are approaching approval, my active involvement and support for Javelin are moving to a new phase. With Dyloject likely to cross the finish line first in Europe, my fellow venture colleague Georg Nebgen is an ideal choice to extend our Board's already unique skills, experience and sophistication in developing and commercializing pharmaceutical products."

About Dr. Nebgen

Georg Nebgen, Ph.D. is a Managing General Partner and co-founder of NGN Capital. He had previously been Principal at MPM Capital in Boston and Managing Director of MPM Capital GmbH. Prior to this, Dr. Nebgen was with Schering-Plough Corporation, as Managed Care Area Manager in New England. His responsibilities included contracting the reimbursement of Schering-Plough's ethical pharmaceutical products and services with managed care organizations, as well as leading sales pull-through activities of the field forces. Prior to this, Dr. Nebgen had served as Business Unit Head Oncology / Biotech and Cardiovascular / CNS in marketing and sales in Schering-Plough's subsidiary in Switzerland. Dr. Nebgen joined Schering-Plough from F. Hoffmann-La Roche, where he led as Technical Project Leader global research & development team activities for Invirase/Fortovase. Dr. Nebgen obtained his doctorate in Pharmaceutical Technology Sciences from the University of Bonn, Germany and his executive MBA from the University of St. Gallen, Switzerland. He is the recipient of awards in both science and business. He served as the President of the German-American Business Council in Boston. Besides Javelin's board, where Dr. Nebgen previously served as an observer, he is also on the Board of Directors of Santhera, Artisan Pharma, and KIKA, and previously was on the boards of Aerovance (observer), Kourion, and Omrix.

About Javelin

With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. The Company has two drug candidates in Phase III clinical development and one in late Phase II. One of these Phase III drug candidates, Dyloject, is currently under review for Marketing Authorization Application (MAA) approval in Europe. Previous clinical trials have demonstrated its safety and rapid onset of action. For additional information about Javelin, please visit the company's website at http://www.javelinpharmaceuticals.com or contact us directly.

Forward Looking Statement

This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to obtain working capital, our ability to successfully develop and commercialize drug candidates, and competition from other pharmaceutical companies.

JAV-G

SOURCE: Javelin Pharmaceuticals, Inc.

Javelin Pharmaceuticals, Inc.
Investor Relations & Media:
Rick Pierce, VP Investor Relations, 617-349-4500
rpierce@javelinpharmaceuticals.com
or
Corporate Communications:
June Gregg, Manager
Fax: 617-349-4505
jgregg@javelinpharmaceuticals.com